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                                                                   EXHIBIT 99.3

WINDROSE MEDICAL PROPERTIES ACQUIRES $46.0 MILLION MEDICAL OFFICE BUILDING

INDIANAPOLIS, Sept. 21 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS - News), a self-managed specialty medical properties REIT, announced today that it has acquired a Class A multi-tenant medical office building in Phoenix, Arizona for $46.0 million from Biltmore Investors Limited Partnership. Windrose assumed $32.4 million in debt on this property with the balance of the purchase price in cash drawn from its syndicated line of credit. After this transaction, Windrose has $30.6 million outstanding on its $70 million credit facility.

The Biltmore Medical Mall, located at 2222 East Highland Avenue in Phoenix, houses an ambulatory surgery center and has an attached 787 space parking garage. This four-story property, built in 1998, consists of 152,600 rentable square feet and is currently 99.7% occupied. The largest tenant, occupying 30.1% of the building, is IASIS Healthcare(R) LLC that operates Biltmore Surgical & Recovery Care Center. IASIS Healthcare is a leading owner and operator of 15 medium-sized acute care hospitals in high-growth urban and suburban markets. Other significant tenants in the property include Biltmore Orthopedic Surgeons and the Orthopedic Clinic Association.

Fred S. Klipsch, Chairman and Chief Executive Officer, stated, "With the acquisition of Biltmore Medical Mall, we have exceeded our 2004 acquisition objective of $100 million, having acquired $110 million to date. In addition, with the development project announced last week, we have also achieved our 2004 development goals. Having achieved both of these objectives in September, Windrose is well positioned to continue its acquisition and development initiatives and further surpass these benchmarks in the fourth quarter."

Fred L. Farrar, President and Chief Operating Officer, added, "This premiere medical office building is located in Phoenix's high-growth Camelback Corridor, and is now the largest individual asset in our specialty medical property portfolio. The facility accommodates a wide range of outpatient surgeries utilizing state-of-art medical equipment, and is not facing any significant lease rollovers until 2008. The incremental net operating income after interest expense on the debt exceeds $500,000 per quarter."

About Windrose

Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics,

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ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

Safe Harbor

Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Contact:
     Windrose Medical Properties Trust
     Fred Farrar
     President and COO
     317 860-8213

     Investors/Media:The Ruth Group
     Stephanie Carrington/Jason Rando
     646 536-7017/7025
     scarrington@theruthgroup.com
     jrando@theruthgroup.com



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